EXHIBIT 99.1
News Release

Pioneer Southwest Energy Partners L.P. Reports
First Quarter 2013 Financial and Operating Results

Dallas, Texas, May 1, 2013 -- Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest” or “the Partnership”) (NYSE: PSE) today announced financial and operating results for the quarter ended March 31, 2013.

Pioneer Southwest reported first quarter net income of $17 million, or $0.48 per common unit. Net income for the first quarter included unrealized mark-to-market derivative gains of $1 million, or $0.02 per common unit. Without the effect of this item, adjusted income for the first quarter was $16 million, or $0.46 per common unit. Cash flow from operations for the first quarter was $22 million.

Oil and gas sales for the first quarter averaged 7,893 barrels oil equivalent per day (BOEPD). Production for the quarter included a loss of approximately 300 BOEPD due to reduced ethane recoveries associated with gas processing facilities in the Spraberry field operating above capacity as a result of greater-than-anticipated industry production growth. New gas processing capacity of 200 million cubic feet per day (MMCFPD) (Driver plant) came on line in mid-April, alleviating the ethane recovery issue.

The Partnership's three-rig drilling program continued during the first quarter, with 12 new wells being placed on production and the recompletion of one well that was previously producing from only one interval. At the end of the quarter, the Partnership had nine wells awaiting completion. The Partnership has a large inventory of remaining oil drilling locations in the Spraberry field, with approximately 150 40-acre vertical locations and 1,275 20-acre vertical locations.

Pioneer Southwest expects to drill approximately 50 wells during 2013. Capital expenditures are forecasted to be $120 million, including facilities. The 2013 drilling program is expected to generate production growth of 9% compared to 2012. Essentially all of the wells will be drilled to the Strawn formation, with approximately 85% of these wells drilled to the deeper Atoka interval. In addition, recent successful horizontal Wolfcamp Shale drilling by industry participants in Midland County is encouraging for future horizontal drilling potential on the Partnership's acreage in the area.

First quarter oil sales averaged 5,428 barrels per day (BPD), natural gas liquids (NGL) sales averaged 1,415 BPD and gas sales averaged 6 MMCFPD. The first quarter average price for oil was $85.38 per barrel. The average price for NGLs was $33.30 per barrel, and the average price for gas was $3.01 per thousand cubic feet.

Production costs (including production and ad valorem taxes) for the first quarter averaged $25.65 per barrel oil equivalent (BOE). Depreciation, depletion and amortization expense for the first quarter averaged $9.69 per BOE.

The Partnership has additional borrowing capacity under its credit facility of $122 million as of March 31, 2013, which is expected to be adequate to fund 2013 planned drilling activities. The Partnership has also entered into derivative contracts that cover approximately 70% in 2013, 70% in 2014 and 10% in 2015 of its forecasted production.

Pioneer Southwest previously announced a cash distribution of $0.52 per outstanding common unit for the quarter ended March 31, 2013. The distribution will be paid on May 10, 2013, to unitholders of record at the close of business on May 3, 2013. On an annual basis, the cash distribution equates to $2.08 per common unit.

Second Quarter 2013 Financial Outlook

The following paragraphs provide the Partnership's second quarter of 2013 outlook for certain operating and financial items.

Production is forecasted to average 7,700 BOEPD to 8,200 BOEPD, reflecting the new gas processing capacity of 200 MMCFPD that came on line in mid-April to alleviate the gas processing capacity limitations in the area. The guidance for the second quarter excludes the effects of potential ethane rejection to the extent the Partnership decides to do so in the future.

Production costs (including production and ad valorem taxes) are expected to average $23.50 to $26.50 per BOE based on current NYMEX strip prices for oil, NGLs and gas. Depreciation, depletion and amortization expense is expected to average $9.25 per BOE to $10.25 per BOE. General and administrative expense is expected to be $1.5 million to $2.5 million. Interest expense is expected to be $0.8 million to $1.1 million. Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest's effective income tax rate is expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Thursday, May 2, 2013, at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results for the first quarter with an accompanying presentation. Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet: www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (888) 510-1786 confirmation code: 5827104 five minutes before the call to listen to the discussion. View the presentation via Pioneer Southwest's internet address above.

A replay of the webcast will be archived on Pioneer Southwest's website. A telephone replay will be available through May 27, 2013 by dialing (888) 203-1112, confirmation code: 5827104.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas. For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest's commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest's business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to complete Pioneer Southwest's operating activities, access to and availability of transportation, processing, fractionation and refining facilities, Pioneer Southwest's ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest's credit facility and derivative contracts and the purchasers of Pioneer Southwest's oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:
Investors
Frank Hopkins - 972-969-4065
Josh Jones - 972-969-5822

Media and Public Affairs
Susan Spratlen - 972-969-4018
Suzanne Hicks - 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2013	2012

	ASSETS
Current assets:
Cash	$605	$1,601
Accounts receivable - trade	19,332	15,651
Inventories	1,186	1,388
Prepaid expenses	175	228
Deferred income taxes	146	89
Derivatives	4,333	4,553
Total current assets	25,777	23,510

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting:
Proved properties	592,834	556,915
Unproved properties	5,480	5,682
Accumulated depletion, depreciation and amortization	(170,426)	(163,542)
Total property, plant and equipment	427,888	399,055

Derivatives	7,465	7,227
Other, net	1,033	1,097
	$462,163	$430,889

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$21,071	$15,557
Due to affiliates	519	1,277
Interest payable	168	9
Income taxes payable to affiliate	127	70
Derivatives	12,711	13,390
Asset retirement obligations	600	900
Other current liabilities	193	146
Total current liabilities	35,389	31,349

Long-term debt	154,000	126,000
Derivatives	263	150
Deferred income taxes	376	156
Asset retirement obligations	11,401	11,201
Other noncurrent liabilities	289	400
Partners' equity	260,445	261,633
Commitments and contingencies
	$462,163	$430,889

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended
	March 31,
	2013	2012
Revenues:
Oil and gas	$47,658	$50,705

Costs and expenses:
Oil and gas production	14,087	10,974
Production and ad valorem taxes	4,147	3,794
Depletion, depreciation and amortization	6,884	4,832
General and administrative	1,898	1,887
Accretion of discount on asset retirement obligations	207	188
Interest	837	309
Derivative losses, net	2,208	14,539
Other	—	433
	30,268	36,956

Income before income taxes	17,390	13,749
Income tax provision	(220)	(179)
Net income	$17,170	$13,570

Allocation of net income:
General partner's interest	$17	$14
Limited partners' interest	17,100	13,523
Unvested participating securities' interest	53	33
Net income	$17,170	$13,570

Net income per common unit - basic and diluted	$0.48	$0.38

Weighted average common units outstanding - basic and diluted	35,714	35,714

Distributions declared per common unit	$0.52	$0.51

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2013	2012

Cash flows from operating activities:
Net income	$17,170	$13,570
Adjustments to reconcile net income to net cash provided
by operating activities:
Depletion, depreciation and amortization	6,884	4,832
Deferred income taxes	163	43
Accretion of discount on asset retirement obligations	207	188
Amortization of debt related costs	64	45
Amortization of unit-based compensation	232	170
Commodity derivative related activity	(584)	8,465
Other noncash expense	—	433
Change in operating assets and liabilities:
Accounts receivable	(3,681)	(984)
Inventories	202	(35)
Prepaid expenses	53	25
Accounts payable	1,878	2,042
Interest payable	159	117
Income taxes payable to affiliate	57	136
Asset retirement obligations	(356)	(447)
Other current liabilities	(64)	—
Net cash provided by operating activities	22,384	28,600
Cash flows from investing activities:
Additions to oil and gas properties	(32,790)	(23,308)
Net cash used in investing activities	(32,790)	(23,308)
Cash flows from financing activities:
Borrowings under credit facility	28,000	67,000
Principal payments on credit facility	—	(49,000)
Payment of financing fees	—	(1,261)
Distributions to unitholders	(18,590)	(18,232)
Net cash provided by (used in) financing activities	9,410	(1,493)
Net increase (decrease) in cash	(996)	3,799
Cash, beginning of period	1,601	1,176
Cash, end of period	$605	$4,975

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended
	March 31,
	2013	2012

Average Daily Sales Volumes:
Oil (Bbls) -	5,428	4,890

Natural gas liquids (Bbls) -	1,415	1,515

Gas (Mcf) -	6,297	7,222

Total (BOE) -	7,893	7,609

Average Prices:
Oil (per Bbl) -	$85.38	$99.07

Natural gas liquids (per Bbl) -	$33.30	$37.48

Gas (per Mcf) -	$3.01	$2.21

Total (per BOE) -	$67.09	$73.23

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted net income per unit. Under the two-class method, generally accepted accounting principles ("GAAP") provide that the net income applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings. Accordingly, net income applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders. Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses. Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods. The Partnership's basic and diluted net income per unit attributable to common unitholders is computed as (i) net income applicable to the Partnership, (ii) less General Partner net income, (iii) less unvested participating securities' basic and diluted net income (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income applicable to the Partnership to basic and diluted net income attributable to common unitholders, and the calculation of net income per common unit - basic and diluted, for the three months ended March 31, 2013 and 2012:

	Three Months Ended
	March 31,
	2013	2012

Net income applicable to the Partnership	$17,170	$13,570
Less:
General partner's interest	(17)	(14)
Unvested participating securities' interest	(53)	(33)
Basic and diluted net income applicable to common unitholders	$17,100	$13,523

Weighted average basic and diluted units outstanding	35,714	35,714

Net income per common unit - basic and diluted	$0.48	$0.38

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income. Management of the General Partner believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items. In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that the Partnership will pay on outstanding borrowings and to determine compliance with the leverage coverage test. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

Three Months Ended
March 31, 2013

Net cash provided by operating activities	$22,384
Add/(Deduct):
Depletion, depreciation and amortization	(6,884)
Deferred income taxes	(163)
Accretion of discount on asset retirement obligations	(207)
Amortization of debt issuance costs	(64)
Amortization of unit-based compensation	(232)
Commodity derivative related activity	584
Changes in operating assets and liabilities	1,752

Net income	17,170
Add/(Deduct):
Depletion, depreciation and amortization	6,884
Accretion of discount on asset retirement obligations	207
Interest expense	837
Income tax provision	220
Amortization of unit-based compensation	232
Commodity derivative related activity	(584)

EBITDAX (a)	24,966
Add/(Deduct):
Cash reserves to maintain production and cash flow	(5,596)
Cash interest expense	(773)
Current income taxes	(57)

Distributable cash flow (b)	$18,540

__________

(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes; amortization of unit-based compensation and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX adjusted for the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and current income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of April 30, 2013

				Year Ending
	2013			December 31,
	Second	Third	Fourth
	Quarter	Quarter	Quarter	2014	2015

Oil Derivatives:
Collar contracts with short puts:
Volume (Bbls per day)	1,750	1,750	1,750	5,000	—
Price per Bbl:
Ceiling	$116.00	$116.00	$116.00	$105.74	$—
Floor	$88.14	$88.14	$88.14	$100.00	$—
Short put	$73.14	$73.14	$73.14	$80.00	$—
Swap contracts:
Volume (Bbls per day)	3,000	3,000	3,000	—	—
Price per Bbl	$81.02	$81.02	$81.02	$—	$—
Gas Derivatives:
Collar contracts with short puts:
Volume (MMBtus per day)	—	—	—	—	5,000
Price per MMBtu:
Ceiling	$—	$—	$—	$—	$5.00
Floor	$—	$—	$—	$—	$4.00
Short put	$—	$—	$—	$—	$3.00
Collar contracts:
Volume (MMBtus per day)	824	2,500	2,500	—	—
Price per MMBtu:
Ceiling	$4.50	$4.50	$4.50	$—	$—
Floor	$4.00	$4.00	$4.00	$—	$—
Swap contracts:
Volume (MMBtus per day)	2,500	2,500	2,500	5,000	—
Price per MMBtu (a)	$6.89	$6.89	$6.89	$4.00	$—
Basis swap contracts:
Permian Basin index swaps (MMBtus per day) (b)	2,500	2,500	2,500	—	—
Price differential ($/MMBtu)	$(0.31)	$(0.31)	$(0.31)	$—	$—

__________

(a)	Represents the NYMEX Henry Hub index price on the derivative trade date.

(b)	Represents swaps that fix the basis differentials between the Permian Basin index price and the NYMEX Henry Hub index price used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

The following table summarizes net derivative gains and losses that the Partnership has recorded in its earnings for the three months ended March 31, 2013:

Derivative Gains (Losses), Net
(in thousands)

Three Months Ended
March 31, 2013

Noncash changes in fair value:
Oil derivative gains	$1,977
Gas derivative losses	(1,393)
Total noncash derivative gains, net	584

Cash settled changes in fair value:
Oil derivative losses	(3,545)
Gas derivative gains	753
Total cash derivative losses, net	(2,792)
Total derivative losses, net	$(2,208)

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Adjusted income excluding unrealized mark-to-market derivative gains, as presented in this press release, is presented and reconciled to the Partnership’s net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP. Unrealized mark-to-market derivative gains and losses will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net income for the three months ended March 31, 2013, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative gains for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net income	$17	$0.48

Unrealized mark-to-market derivative gains	(1)	(0.02)

Adjusted income excluding unrealized mark-to-market derivative gains	$16	$0.46